Exhibit 10.2

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of August 23, 2021, is entered into by and among Acutus Medical, Inc., a Delaware corporation (the “Company”), OrbiMed Private Investments IV, LP (“OrbiMed PI IV”) and OrbiMed Royalty Opportunities II, LP (“OrbiMed RO II” and, together with OrbiMed PI IV, the “Holders” and each a “Holder”).

RECITALS:

A.       Each Holder owns (i) the number of shares (with respect to each Holder, its “Owned Common Shares”) of common stock, par value $0.001 per share (the “Common Stock”), set forth opposite such Holder’s name on Schedule A hereto, and (ii) a Warrant to Purchase Shares of Common Stock of the Company, originally issued as of June 7, 2018 (with respect to each Holder, its “2018 Warrant”) and a Warrant, dated as of May 20, 2019 (with respect to each Holder, its “2019 Warrant” and, together with its 2018 Warrant, its “Warrants”), in each case, which entitles the holder thereof to purchase the number of additional shares of Common Stock set forth opposite such Holder’s name on Schedule A hereto.

B.       Pursuant to the letter agreement, dated as of July 11, 2021 (the “Letter Agreement”), the Company and each Holder agreed, among other things, to negotiate and enter into an agreement that provides for the exchange of a number of shares of Common Stock beneficially owned by such Holder such that, immediately following the Exchange (as defined below), the Deerfield Exchange (as defined below) and the consummation of the Offering (as defined below), each Holder and its affiliates, collectively, will beneficially own a number of shares of Common Stock that represents 9.5% of the then outstanding shares of Common Stock, for shares of a Series A Common Equivalent Preferred Stock (as defined below).

C.       On July 12, 2021, the Company filed a Registration Statement on Form S-1 with respect to the public offering (the “Offering”) of 5,500,000 shares of Common Stock, which was declared effective on July 14, 2021, and the Offering was consummated on July 19, 2021.

D. The board of directors of the Company (the “Board of Directors”) has authorized the creation of a new series of preferred stock denominated as Series A Common Stock Equivalent Convertible Preferred Stock (the “Series A Common Equivalent Preferred Stock”) with the preferences, rights and limitations described in the Certificate of Designation of Preferences, Rights and Limitations of the Series A Common Equivalent Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware on the date hereof and became effective prior to the execution and delivery of this Agreement.

E.       Contemporaneously with the execution and delivery of this Agreement, the Company is entering into an Exchange Agreement (the “Deerfield Exchange Agreement”), of even date herewith, with Deerfield Private Design Fund III, L.P. (“DPD III”) and Deerfield Partners, L.P. (“DP” and, together with DPD III, “Deerfield”), which provides for the exchange (the “Deerfield Exchange”) of Common Stock held by Deerfield for shares of Series A Common

Equivalent Preferred Stock on substantially the same terms as the Exchange and is otherwise in the form provided to the Holders on the date hereof.

F.       As contemplated by the Letter Agreement, pursuant to this Agreement (and subject to the terms and conditions hereof), in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), each Holder will exchange the number of its Owned Common Shares (with the specific Owned Common Shares, including the date or dates of issuance thereof, to be as designated by each Holder on or prior to the date of this Agreement) (the “Exchanged Common Shares”) set forth opposite such Holder’s name on Schedule B hereto for the number of shares (the “Preferred Shares”) of Series A Common Equivalent Preferred Stock set forth opposite such Holder’s name on Schedule B hereto, which Preferred Shares shall be convertible from time to time by the holder thereof into shares of Common Stock (the “Conversion Shares”) in accordance with the Certificate of Designation.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I.
exchange; closing

Section 1.01.      Exchange. Upon the terms, and subject to the satisfaction (or waiver) of the conditions set forth in Article IV, at the Closing (as defined below), each Holder and the Company hereby agree to exchange the number of Exchanged Common Shares set forth opposite such Holder’s name on Schedule B for the number of Preferred Shares set forth opposite such Holder’s name on Schedule B (the “Exchange”). The Company hereby acknowledges and agrees that the specific Owned Common Shares exchanged hereunder, including the date or dates of issuance thereof, shall be as designated by each Holder on or prior to the date of this Agreement.

Section 1.02.      Closing and Settlement.

(a)               Subject to the satisfaction (or waiver) of the conditions set forth in Article IV, the closing of the Exchange (the “Closing”) shall occur on the date hereof upon the execution and delivery of this Agreement by the Holders and the Company. At the Closing:

(i)                 each Holder shall deliver or cause to be delivered to the Company a duly executed stock power or other customary documents of conveyance or transfer, which shall transfer such Holder’s Exchanged Common Shares to the Company, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim, limitation or restriction thereto (collectively, “Liens”) other than Permitted Liens (as defined below); and

(ii)              (A) the Company shall issue to each Holder or its designee such Holder’s Preferred Shares, and (B) the Company shall deliver to each Holder (or its designee) stock certificates, duly executed on behalf of the Company, representing such Holder’s Preferred Shares.

(b)               Effective upon the Closing, (i) each Holder shall be deemed for all corporate purposes to have become the legal, beneficial and record holder of the Preferred Shares entitled to exercise all rights (including conversion rights) as a holder thereof and (ii) the Exchanged Common Shares held by such Holder shall be deemed cancelled and retired, in each case, without any further action by any party.

(c)               Effective upon the Closing, each Holder shall, automatically and irrevocably, without any further action by any party, surrender all voting rights in respect of the Exchanged Common Shares (but not, for the avoidance of doubt, any other Owned Common Shares, any Conversion Shares that are issued following the Closing upon conversion or exercise, as applicable, of any Preferred Shares or other securities held by the Holder as of the Closing). From and after the Closing, (i) the Holder shall not vote, and shall not be entitled to vote, any of the Exchanged Common Shares at any meeting of stockholders, or in connection with any written consent of stockholders, with respect to any matter and (ii) the Exchanged Common Shares shall not be considered present or entitled to vote or otherwise accounted for in connection with any meeting or vote that occurs following the Closing (including for purposes of determining the presence or absence of a quorum or the minimum vote required to approve any matter) regardless of whether the record date in respect of such meeting or written consent preceded the date of this Agreement. The Company acknowledges and confirms that it has not set a record date for any special meeting or any other meeting of stockholders (or for purposes of determining stockholders entitled to consent to any matter in writing), and covenants and agrees that it shall use its reasonable best efforts to not fix a record date for any meeting of its stockholders with respect to which a record date has not already been set until the Exchange has become effective, unless the Exchange shall not have become effective as a result of an Investor’s willful breach of this Agreement or the Letter Agreement.

Section 1.03.      Investors’ Rights Agreement. Notwithstanding anything to the contrary contained herein, the Conversion Shares issuable upon the conversion of the Preferred Shares, shall be entitled to the rights, privileges and benefits, and shall be subject to the limitations, applicable to the Exchanged Common Shares pursuant to the Amended and Restated Investors’ Rights Agreement, dated as of June 12, 2019, by and among the Company and the investors named therein, including each of the Holders (the “IRA”) Without limiting the foregoing, the Company acknowledges and agrees that the Conversion Shares shall constitute “Registrable Securities” within the meaning of the IRA. In addition, notwithstanding anything to the contrary contained in the IRA, each Investor shall have the right, but not the obligation, to assign its rights under the IRA and this Section 1.03, in whole or in part, to any transferee of all or any portion of the Preferred Shares if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained in the IRA as applicable to an Investor. In the event that the Company receives written notice from an Investor that it has transferred all or any portion of its rights under the IRA in respect of any Preferred Shares, the Company, within ten (10) days thereafter, shall file any amendments or supplements necessary to keep a Registration Statement current, effective and available for the resale of all of such Preferred Shares pursuant to Rule 415, by the applicable transferee.

Section 1.04.      Lock-up Agreement. Each Holder acknowledges that, from and after the date hereof, the Lockup Agreement, effective as of July 14, 2021, by and between such Holder and Goldman Sachs & Co. LLC (the “Lock-up Agreements”), shall apply to the Preferred Shares issued in the Exchange, and the Conversion Shares issuable upon the conversion thereof (collectively, the “Securities”), other than Securities issued in respect of any shares of Common Stock acquired in the Offering (including, for the avoidance of doubt, Conversion Shares issued or issuable upon conversion of Series A Common Equivalent Preferred Stock issued in respect of any such shares of Common Stock).

Article II.

REPRESENTATIONS AND WARRANTIES

Section 2.01.      Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as follows:

(a)               Incorporation and Authority. Such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Holder has all requisite limited partnership power to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement. The execution and delivery by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated by this Agreement have been duly authorized by all requisite limited partnership or other similar organizational action on the part of such Holder. This Agreement has been duly executed and delivered by such Holder. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)               Non-Contravention.

(i)                 Neither the execution, delivery and performance by the Holder of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Holder with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Holder under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Holder is a party or by which it may be bound, or to which such Holder or any of the properties or assets of such

Holder may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Holder or any of its properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Holder’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(ii)              Other than filings with the SEC which may be required under Section 16, Section 13(d) or Section 13(f) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on the part of such Holder and other persons that may be deemed to beneficially own the Exchanged Common Shares or the Preferred Shares, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity (as defined below), nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Holder of the transactions contemplated by this Agreement.

(c)              Ownership of the Exchanged Common Shares. Such Holder owns of record and beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of its Exchanged Common Shares free and clear of all Liens, other than Permitted Liens. Except pursuant to this Agreement and the IRA, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Holder is a party relating to the pledge, disposition or voting of any of the Exchanged Common Shares with respect to or otherwise affecting the matters covered herein and there are no voting trusts or voting agreements with respect to the Exchanged Common Shares with respect to or otherwise affecting the matters covered herein. Upon delivery of the Exchanged Common Shares to the Company, such Holder will convey, or cause to be conveyed, to the Company good, valid and marketable title to the Exchanged Common Shares, free and clear of all Liens other than Permitted Liens.

(d)               Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Holder.

Section 2.02.      Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder as of the date hereof as follows:

(a)            Incorporation and Authority.

(i)                 The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or other applicable organizational power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement, the Certificate of Designation, and each other agreement, document, instrument, schedule or certificate contemplated by this Agreement to be executed by the Company in connection with or as a condition to each Holder’s obligation to consummate the transactions contemplated hereunder (the “Ancillary Documents”), including the issuance of the Preferred Shares hereunder and the issuance of the Conversion Shares in accordance with the Certificate of Designation, and (ii) own, lease and operate its properties and carry on its business as presently conducted, and the Company is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure under clause (ii) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below).

(ii)              The execution and delivery by the Company of this Agreement and each Ancillary Document, and the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Documents have been duly authorized by all requisite corporate or other similar organizational action on the part of the Company. Without limiting the foregoing, no stockholder approval is required in connection with the execution and delivery of this Agreement or any Ancillary Document, or the consummation of the transactions contemplated hereby or thereby (including the issuance of the Preferred Shares and all of the Conversion Shares issuable upon conversion thereof), including any stockholder approval that would be necessary to remain in compliance with the rules of the Nasdaq Stock Market LLC (“Nasdaq”) or required under the rules and regulations of the SEC or the General Corporation Law of the State of Delaware. This Agreement has been, and each Ancillary Document will be, duly executed and delivered by the Company. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes, and each of the Ancillary Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(iii)            Neither the execution and delivery by the Company of this Agreement and each Ancillary Document, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (a) violate or conflict with the organizational documents of the Company, (b) conflict with or violate any Law applicable to the Company or by which any of its properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any person any rights of termination, acceleration or cancellation of or result in the creation of any Lien on any of the assets or properties of the Company, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or subject, except, in the case of clauses (b) and (c), for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The execution and delivery of this Agreement and the issuance (directly or indirectly) of Preferred Shares and the Conversion Shares is not, and will not be, subject to, or trigger, any preemptive rights, rights of first refusal, rights of first offer, notice rights, approval/consent rights, voting rights, review rights or similar rights of any third party and will not trigger any price reset or anti-dilution rights.

(iv)             Except for the filing of the Announcing Form 8-K (as defined below), compliance with any applicable state securities or blue sky laws and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, no consent or approval of, or filing or registration with, any Governmental Entity is necessary for the execution, delivery and performance by the Company of this Agreement or the Ancillary Documents, other than such other consents, approvals, filings or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole.

(b)               Sale of Securities. The offer, issuance and sale of the Preferred Shares pursuant to this Agreement and the Conversion Shares in accordance with the Certificate of Designation are exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder pursuant to Section 3(a)(9) of the Securities Act. Neither the Company nor, to the Knowledge of the Company, any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Preferred Shares under this Agreement or the Conversion Shares under the Certificate of Designation to be integrated with prior offerings by the Company, and the Company covenants and agrees that, following the date hereof, it will not take any action or steps that would cause the offering or issuance of the Preferred Shares under this Agreement or the Conversion Shares under the Certificate of Designation to be integrated with other offerings, in each case, for purposes of (i) the Securities Act that would result in any applicable exemption from registration under the Securities Act not being available for the offer, sale or issuance of the Preferred Shares or the Conversion Shares or (ii) the stockholder approval provisions of Nasdaq. Neither the Company nor any other person acting on its behalf has paid any commission or remuneration that would render the exemption from registration under Section 3(a)(9) under the Securities Act unavailable in connection with the issuance of the Preferred Shares or any Conversion Shares.

(c)               Shares. The Preferred Shares to be delivered to each Holder hereunder and the Conversion Shares have been duly authorized and, when issued pursuant to this Agreement or the Certificate of Designation, as applicable, shall be validly issued, fully paid and non-assessable and not subject to pre-emptive rights created by statute, the bylaws of the Company (as amended or modified from time to time prior to the date hereof, the “Bylaws”) or the certificate of incorporation of the Company (as amended or modified from time to time prior to the date hereof, the “Certificate of Incorporation”) or any contract to which the Company is a party or is otherwise bound. The Company has the right, authority and power to sell, issue and deliver the Preferred Shares and any Conversion Shares to each Holder. Upon delivery of such Preferred Shares and any Conversion Shares to each Holder, such Holder shall acquire good, valid and marketable title to the Preferred Shares or Conversion Shares, as applicable, free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws or the Lock-up Agreements. The Company has reserved from its duly authorized capital stock 3,901,000 shares of Common Stock for issuance hereafter upon conversion of the Preferred Shares, as well as 2,764,841 shares of Common Stock for issuance upon conversion of 2,764.8410 shares of Series

A Common Equivalent Preferred Stock to be issued pursuant to the Deerfield Exchange Agreement.

(d)           Capitalization.

(i)                 The total number of shares of all classes of capital stock which the Company is authorized to issue is 265,000,000 shares, which consists of (a) 260,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and (b) 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 6,665.8410 shares of Preferred Stock are and immediately following the Closing shall be, designated and authorized as Series A Common Equivalent Preferred Stock. Schedule 2.02(d) to this Agreement sets forth the capitalization of the Company as of the date hereof, including the number of shares of Common Stock and Preferred Stock: (i) issued and outstanding; (ii) issuable upon exercise or conversion of options, warrants, restricted unit awards, purchase rights, indebtedness and other securities, in each case, whether or not vested; and (iii) reserved for issuance (directly or indirectly) pursuant to any equity incentive plans. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect.

(ii)              No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except for the IRA or as set forth in Schedule 2.02(d), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase, sale or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock, Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(e)               Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates.

(f)                Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any “control share acquisition,” “interested stockholder,” “business combination,” “fair price,” “moratorium,” or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the Laws of the State of Delaware which is applicable to each Holder as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents in the manner contemplated hereby and thereby, including the Company’s issuance of the Preferred Shares and the Conversion Shares and each Holder’s ownership of the Preferred Shares and the Conversion Shares.

(g)               Investment Company Status. Neither the Company nor any of its subsidiaries in an “investment company,” and, to the Knowledge of the Company, neither the Company nor any of its subsidiaries is a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(h)               Certificate of Designation. The Certificate of Designation has been filed with the Secretary of State of the State of Delaware, has become effective and has not have been rescinded or revoked.

Article III.
COVENANTS; WARRANT AMENDMENTS

Section 3.01.      Reservation of Shares. On and after the date hereof, the Company shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Conversion Shares pursuant to the Certificate of Designation (without regard to the Beneficial Ownership Cap (as defined in the Certificate of Designation)).

Section 3.02.      Certain Stockholders’ Rights Plans. At any time that any Preferred Shares or Conversion Shares remain outstanding, the Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to each Holder unless the Company has excluded each Holder from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of such Holder’s beneficial ownership of Preferred Stock or Common Stock owned as of the date any such agreement or plan is adopted by the Company.

Section 3.03.      Blue Sky Filings. The Company shall make all filings, if any, under applicable securities or “Blue Sky” Laws of the states of the United States as shall be necessary in connection with the offering and sale of the Preferred Shares and the Conversion Shares.

Section 3.04.      Listing. At or prior to the Closing, the Company shall use its reasonable efforts to cause Nasdaq to have completed its review of a “Listing of Additional Shares Notification Form” for listing of the Conversion Shares on the Nasdaq Capital Market (“Nasdaq CM”). From time to time following the date of the Closing (the “Closing Date”), in the event the number of Conversion Shares into which the Preferred Shares are convertible increases under the Certificate of Designation, the Company shall, as necessary to maintain the listing of the Conversion Shares, apply to cause the number of Conversion Shares issuable upon conversion of the then outstanding Preferred Shares to be listed on the Nasdaq CM.

Section 3.05.      No Exchange Act Registration. For so long as any Preferred Shares remain outstanding, the Company shall not register, or permit the registration of, the Series A Common Equivalent Preferred Stock under the Exchange Act.

Section 3.06.      Disclosure. At or prior to 8:00 a.m. (New York City time) on the first business day following the date hereof, the Company shall file with the SEC one or more Forms 8-K describing the terms of the transactions contemplated by this Agreement and the Ancillary Documents, and including as exhibits to such Form(s) 8-K this Agreement and the form of

Certificate of Designation, without redaction (including all schedules, exhibits, appendices hereto and thereto) (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”).

Section 3.07.      Certain Securities Law Matters.

(a)               The Company represents, warrants, acknowledges and agrees that for purposes of Rule 144 under the Securities Act, each Holder’s holding period for the Securities, shall be deemed to have commenced on the date such Holder acquired the Exchanged Common Shares from the Company or an affiliate of the Company (or such earlier date as may be permitted pursuant to Rule 144 under the Securities Act). The Company further acknowledges and agrees that Katten Muchin Rosenman LLP shall constitute a “nationally recognized” counsel for purposes of Section 6(d)(ii) of the Certificate of Designation.

(b)               Preferred Shares issued to any Holder in exchange for any Exchanged Common Shares that are not “restricted securities” (within the meaning of Rule 144 under the Securities Act) immediately prior to the Effective Time, including, for the avoidance of doubt, Exchanged Common Shares acquired by a Holder in the Offering or in the Company’s initial public offering, together with the Conversion Shares issuable upon the conversion of such Preferred Shares, shall not bear a restrictive legend (or be subject to any stop transfer or similar instructions).

(c)               The Company acknowledges and agrees that so long as David P. Bonita serves on the Board, each of the Holders and their respective Affiliates that beneficially owns (for any purpose of Section 16 of the 1934 Act) any shares of Common Stock (or any derivative securities with respect thereto) shall be a “director by deputization” for purposes of Section 16 of the 1934 Act, including Rule 16b-3 thereunder and related guidance of the SEC, and the Company agrees not to take any contrary position. The Company further acknowledges and agrees that, to the extent Section 16 is applicable to the transactions contemplated hereby and/or the conversion of the Preferred Shares into Common Stock, the Exchange and the direct and indirect issuance (or deemed issuance) to the Holders and their respective Affiliates of the Preferred Shares and the Conversion Shares issuable upon the conversion of the Preferred Stock have been approved by the Company’s board of directors for purposes of Rule 16b-3 under the Exchange Act (the “Section 16 Approval”). Prior to the Closing, the Company shall provide to the Holders excerpts of resolutions of the Company’s board of directors embodying the Section 16 Approval, certified by the secretary of the Company.

Section 3.08.      Unrestricted Conditions.

(a)           Each Holder undertakes that if the Conversion Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.  The Company acknowledges and agrees that the foregoing undertaking by each Holder constitutes the Undertaking (as defined in the Certificate of Designation) of such Holder and that no additional Undertaking by or on behalf of such Holder shall be required to satisfy clause (B) of the definition of “Unrestricted Conditions” under the Certificate of Designation unless this Undertaking is withdrawn by such Holder.

(b)         From and after the date that is three months after the date that David P. Bonita ceases to serve on the Board, upon each delivery of a Notice of Conversion (as defined in the Certificate of Designation), each Holder shall be deemed to have certified that such Holder is not an Affiliate of the Company and has not been an Affiliate of the Company for a period of three months and that the Holder has satisfied a holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) of at least six (6) months, in each case, unless such Holder otherwise advises the Company in writing. The Company acknowledges and agrees that each such deemed certification shall satisfy the certification requirement of clause (E) of the definition of “Unrestricted Conditions” under the Certificate of Designation.

Section 3.09.       Amendment to Warrants.

(a)         Effective as of the date hereof, each 2018 Warrant held by a OrbiMed Fund shall hereby be amended to add the following as Section 2(g) thereof:

“(g) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such Holder and its Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, including shares held by any “group” of which such Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth hereinafter, would exceed 4.9% (or, at the election of such Holder that is neither Deerfield Private Design Funds III, L.P., Deerfield Partners, L.P. nor an Affiliate of either of the foregoing made by delivering at least 61 days advance written notice to the Company of its intention to increase the beneficial ownership cap applicable to such Holder, 9.9%) of the total number of shares of Common Stock then issued and outstanding (the “Beneficial Ownership Cap”); provided that the Beneficial Ownership Cap shall not apply to the extent that the Common Stock is not deemed to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage beneficially owned by such Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, each Holder may rely on the number of outstanding shares of Common Stock as set forth in the Company’s most recent annual report filed with the Securities and Exchange Commission, or any report filed by the Company with the Securities and Exchange Commission subsequent thereto, in each case, unless the Company has confirmed to such Holder the number of shares of Common Stock outstanding as provided in the next sentence (in which case such Holder may rely upon such confirmation). Upon the written request of such Holder, the Company shall, within two (2) trading days, confirm in writing to such Holder the number of shares of Common Stock then outstanding. Each delivery of a Notice of Exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of shares of Common Stock requested in such Notice of Exercise is permitted under this paragraph. For purposes of this paragraph, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exercise of the remaining, unexercised portion of this Warrant, and (B) exercise, exchange or conversion of the unexercised, unexchanged or unconverted portion of any other securities of the Company subject to a limitation on conversion, exchange or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Notwithstanding the foregoing, the Beneficial Ownership Cap shall be disregarded (i) for purposes of Section 2(f) (Reservation of Shares) and (ii) in determining the number, kind and amount of securities, cash or other property that the Holder would be entitled to receive in respect of shares issuable upon exercise of this Warrant as a result of a Reorganization, Reclassification, or subdivision or combination of the Common Stock for purposes of any adjustment required under Section 6 (Adjustments).”

(b)               Effective as of the date hereof, each 2019 Warrant held by a OrbiMed Fund shall hereby be amended to add the following as Section 2(h) thereof:

“(g) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such Holder and its Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, including shares held by any “group” of which such Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth hereinafter, would exceed 4.9% (or, at the election of such Holder that is neither Deerfield Private Design Funds III, L.P., Deerfield Partners, L.P. nor an Affiliate of either of the foregoing made by delivering at least 61 days advance written notice to the Company of its intention to increase the beneficial ownership cap applicable to such Holder, 9.9%) of the total number of shares of Common Stock then issued and outstanding (the “Beneficial Ownership Cap”); provided that the Beneficial Ownership Cap shall not apply to the extent that the Common Stock is not deemed to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage beneficially owned by such Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, each Holder may rely on the number of outstanding shares of Common Stock as set forth in the Company’s most recent annual report filed with the Securities and Exchange Commission, or any report filed by the Company with the Securities and Exchange Commission subsequent thereto, in each case, unless the Company has confirmed to such Holder the number of shares of Common Stock outstanding as provided in the next sentence (in which case such Holder may rely upon such confirmation). Upon the written request of such Holder, the Company shall, within two (2) trading days, confirm in writing to such Holder the number of shares of Common Stock then outstanding. Each delivery of a Notice of Exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of shares of Common Stock requested in such Notice of Exercise is permitted under this paragraph. For purposes of this paragraph, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exercise of the remaining, unexercised portion of this Warrant, and (B) exercise, exchange or conversion of the unexercised, unexchanged or unconverted portion of any other securities of the Company subject to a limitation on conversion, exchange or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Notwithstanding the foregoing, the Beneficial Ownership Cap shall be disregarded (i) for purposes of determining the number of Shares to be reserved for issuance in accordance with Section 4(b) and (ii) in determining the number, kind and amount of securities, cash or other property that the Holder would be entitled to receive in respect of shares issuable upon exercise of this Warrant as a result of a Corporate Reorganization, Share Reclassification, Share Split, Special Distribution or other event for purposes of any adjustment required under Section 5.”

Article IV.
CONDITIONS PRECEDENT.

Section 4.01.      Conditions to the Company’s and each Holder’s Obligations. The obligations of each Holder, on the one hand, and the Company, on the other hand, to consummate the Exchange and effect the Closing are subject to the satisfaction at the Closing of the following condition: no temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

Section 4.02.      Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange and effect the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)               Each Holder shall have delivered to the Company at the Closing the deliverables set forth in Section 1.02(a)(i); and

(b)               The representations and warranties of such Holder contained in Section 2.01 shall be true and correct as of the date when made and as of the Closing Date as though made as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay the Holder’s ability to perform or comply with its obligations under this Agreement or to consummate the transactions contemplated hereby, and the Holder shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

Section 4.03.      Conditions to the Holder’s Obligations. The obligation of the Holder to consummate the Exchange and effect the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)               The Company shall have delivered to the Holder at the Closing the deliverables set forth in Section 1.02(a)(ii);

(b)               The representations and warranties of the Company contained in Section 2.02 (disregarding all qualifications as to materiality set forth therein) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Holder at or prior to the Closing Date;

(c)               The Company shall have delivered to the Holder a copy of the Certificate of Designation that has been filed with the Secretary of State of the State of Delaware;

(d)               The Holder (or their counsel) shall have received customary legal opinions from Davis Polk & Wardwell LLP, as counsel to the Company, containing the opinions substantially in the form set forth in Schedule C;

(e)               Nasdaq shall have completed its review of a “Listing of Additional Shares Notification Form” for listing of the Conversion Shares on the Nasdaq Capital Market; and

(f)                The Company and the Deerfield Holders shall have entered into the Deerfield Exchange Agreement and the Deerfield Exchange shall have been consummated substantially contemporaneously with the Closing, in each case, upon the terms of the Deerfield Exchange Agreement in the final form provided to the Holders on the date hereof.

Article V.
MISCELLANEOUS

Section 5.01.      Entire Agreement. This Agreement, together with the Certificate of Designation, constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written (including the Letter Agreement), among the Holders and the Company with respect to the subject matter hereof.

Section 5.02.      Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders. No waiver of any breach or default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.03.      Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of a Holder or the Company shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that any Holder may assign its rights hereunder to any assignee or transferee of Preferred Shares or Conversion Shares after the date hereof.

Section 5.04.      Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 5.05.      Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 5.06.      Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as may be reasonably necessary or desirable in order to carry out the intent and purposes of this Agreement (including to effectuate the surrender of voting rights as contemplated by Section 1.02(c)).

Section 5.07.      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 5.08.      Reserved.

Section 5.09.      Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.11 shall be deemed effective service of process on such party.

Section 5.10.      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11.      Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Holder:

c/o OrbiMed Advisors LLC

601 Lexington Avenue, 54th floor,

New York, New York 10022

Attn: General Counsel

Email: Legal@OrbiMed.com

If to the Company:

Acutus Medical, Inc.

2210 Faraday Ave., Suite 100 Carlsbad, CA 92008
Attention: General Counsel

E-mail: Tom.Sohn@acutus.com

with a copy to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Attention: Alan F. Denenberg

E-mail: alan.denenberg@davispolk.com

Section 5.12.      Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)               the word “or” is not exclusive;

(b)               the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)               the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)               “beneficial owner,” “beneficially own” or “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person or entity’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

(e)               the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York, New York generally are authorized or required by Law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, New York generally are open for use by customers on such day.

(f)                the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(g)               “Affiliate” means, with respect to any specified person, any other person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person. Without limiting the foregoing, with respect to the Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder shall be deemed an Affiliate of such Holder.

(h)               “Company Material Adverse Effect” means any change, effect, event, occurrence, condition, state of facts or development that, either alone or in combination, has had, or would be reasonably expected to have, (a) a materially adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company, taken as a whole; provided, however, that none of the following shall constitute or be deemed to contribute to a Company Material Adverse Effect, or shall otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably likely to occur: any adverse effect arising out of, resulting from or attributable to (i)

(A) the economy generally or credit, currency, oil, financial, banking, securities, capital markets or financial markets generally (including any decline in the price of any security, commodity or market index), including changes in interest or exchange rates, and (B) changes or conditions generally affecting the industry or markets in which the Company participates, (ii) any changes or prospective changes in applicable Law, GAAP, or the enforcement or interpretation thereof after the date hereof or any action required to be taken under any Law by which the Company or any of its subsidiaries (or any of their respective assets or properties) is bound, (iii) any international or national political, regulatory or social conditions, hostilities, cyber-attack, act of war, sabotage, terrorism, declaration of national emergency or military actions, or any escalation or worsening of any such hostilities, cyber-attack, act of war, sabotage, terrorism, declaration of national emergency or military actions, (iv) the failure of the Company to meet or achieve the results set forth in any internal budget, plan, projection or forecast; provided that this clause (iv) will not prevent a determination that any change, effect or other cause underlying such failure to meet budgets, plans, projections or forecasts has resulted in or contributed to a Company Material Adverse Effect, (v) actions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Holders, (vi) the negotiation or execution of this Agreement or any other Ancillary Document or announcement, pendency or consummation of this Agreement or the transactions contemplated hereby or thereby or the identity, nature or ownership of the Holders, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with any of its or their business relations or employees, (vii) epidemics, pandemics or disease or virus outbreaks (including the COVID-19 pandemic) or (viii) hurricanes, earthquakes, tsunamis, tornados, mudslides, floods or other natural disasters, weather conditions, explosions or fires or other force majeure events or acts of God, whether or not caused by any person, or any national or international calamity or crisis; provided that the matters described in clauses (i), (iii) and (viii) shall be included and taken into account in the term “Company Material Adverse Effect” to the extent any such matter has a disproportionate adverse impact on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company, taken as a whole, relative to the other participants in the industries in which they operate or (b) a material impairment on or material delay in the ability of the Company to perform its material obligations under this Agreement or any Ancillary Document or to consummate the transactions contemplated by this Agreement and/or the Ancillary Documents.

(i)                 “Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including the SEC and any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization (including Nasdaq).

(j)                 “Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of Vince Burgess or David Roman

(k)               “Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, code, treaty, constitution, regulation, judgment, order, writ, injunction, ruling, decree, administrative interpretation or agency requirement of any Governmental Entity.

(l)                 “Permitted Liens” means (i) Liens arising under this Agreement, the IRA or any other agreement to which the Company is a party, (ii) Liens imposed by the Company and (iii) restrictions on transfer arising under applicable securities laws.

Section 5.13.      Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.14.      Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.15.      No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

Section 5.16.      Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking or proving economic damages, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

[The remainder of this page is intentionally left blank—signature pages follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

ACUTUS MEDICAL, INC.

By:	/s/ Vince Burgess
Name:	Vince Burgess
Title:	President & CEO

ORBIMED PRIVATE INVESTMENTS IV, LP
By: OrbiMed Capital GP IV LLC, its General Partner
By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ David Bonita
Name:	David Bonita
Title:	Member

ORBIMED ROYALTY OPPORTUNITIES II, LP
By: OrbiMed ROF II LLC, its General Partner
By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Title:	Member

[Signature page to Exchange Agreement]

Schedule A

Owned Common Shares and Warrants

Holder	Owned Common Shares	Shares underlying 2018 Warrants	Shares underlying 2019 Warrants
OrbiMed Private Investments IV, LP	4,872,025	60,339.4690	—
OrbiMed Royalty Opportunities II, LP	1,677,361	62,232.1100	209,995.4800

Schedule B

Exchanged Common Shares

Holder	Exchanged Common Shares	Preferred Shares
OrbiMed Private Investments IV, LP	2,795,886	2,795.8860
OrbiMed Royalty Opportunities II, LP	1,105,114	1,105.1140

Schedule C

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Preferred Shares, to enter into the Exchange Agreement and to perform its obligations thereunder.

2.	The Exchange Agreement has been duly authorized, executed and delivered by the Company.

3.	The Preferred Shares have been duly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to the Exchange Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Preferred Shares is not subject to any preemptive or, to our knowledge, other similar rights, except as has been complied with or waived.

4.	The Conversion Shares initially issuable upon conversion of the Preferred Shares have been duly authorized and reserved and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares is not subject to any preemptive or, to our knowledge, other similar rights, except as has been complied with or waived.

5.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Exchange Agreement will not contravene (i) any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Exchange Agreement or the General Corporation Law of the State of Delaware, provided that we express no opinion as to federal or state securities laws or (ii) the certificate of incorporation or by-laws of the Company.

6.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Exchange Agreement or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Exchange Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

7.	The issuance of the Preferred Shares and, assuming the conversion of the Preferred Shares on the date hereof in accordance with the Certificate of Designation where no commission or other remuneration is paid or given directly or indirectly for soliciting such conversion, the Conversion Shares, are not required to be registered under the Securities Act by virtue of Section 3(a)(9) of the Securities Act.

Schedule 2.02(d)

Equity Capitalization Prior to Closing

(i):

Common Stock issued and outstanding: 34,607,593 shares

Preferred Stock issued and outstanding: No shares

(ii):

Common Stock issuable upon exercise or conversion of:

1.	Options: 4,182,626 shares

2.	Warrants: 797,487 shares

3.	Restricted Unit Awards: 880,032 shares

(iii):

Common Stock reserved for issuance pursuant to equity incentive plans:

1. 5,865,081 shares under the 2020 Equity Incentive Plan (802,423 available for grant)

2. 353,422 shares under the 2020 Employee Stock Purchase Plan

Exhibit A

Certificate of Designation

[Attached]